News Release
May 8, 2025
SSR MINING ANNOUNCES VOTING RESULTS FROM
2025 ANNUAL MEETING OF SHAREHOLDERS
DENVER – SSR Mining Inc. (Nasdaq/TSX: SSRM) (“SSR Mining” or the “Company”) announces that each of the nine nominees listed in the Proxy Statement for the 2025 Annual Meeting of Shareholders (the “Meeting”) were elected as directors of SSR Mining on Thursday, May 8, 2025. Voting results for the election of directors are set out below:

Nominee Name	Votes For	% For	Votes Withheld	% Withheld	Broker Non Vote
Rod Antal	121,862,232	90.60%	12,650,854	9.40%	14,266,558
Thomas R. Bates, Jr.	85,322,737	63.43%	49,190,350	36.57%	14,266,557
Brian R. Booth	123,269,973	91.64%	11,242,680	8.36%	14,266,558
Simon A. Fish	115,303,151	85.72%	19,209,935	14.28%	14,266,558
Alan P. Krusi	122,603,510	91.15%	11,909,577	8.85%	14,266,557
Daniel Malchuk	123,190,367	91.58%	11,322,286	8.42%	14,266,558
Laura Mullen	123,567,430	91.86%	10,945,656	8.14%	14,266,558
Kay Priestly	122,830,144	91.31%	11,682,972	8.69%	14,266,558
Karen Swager	119,808,802	89.07%	14,703,851	10.93%	14,266,558
At the Meeting, the shareholders of SSR Mining also approved (i) a non-binding advisory resolution regarding the Company’s approach to executive compensation, and (ii) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
The voting results for each resolution are set out below:

	Votes For	% For	Votes Against	% Against	Votes Withheld	% Withheld	Broker Non Vote
Advisory Vote on Executive Compensation	81,216,183	60.35%	53,082,795	39.45%	271,957	0.20%	14,266,564
Appointment of Auditors	148,517,202	99.83%	—	0.00%	254,381	0.17%	3
About SSR Mining
SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX.
For more information, please visit: www.ssrmining.com.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046